                                                                     EXHIBIT 21


                 SUBSIDIARIES OF NEWBRIDGE NETWORKS CORPORATION


The names of certain other subsidiaries, which considered in the aggregate would not constitute a significant subsidiary, have been omitted.

                                                             Jurisdiction
Name of                                                      of Incorporation
Subsidiary                                                   or Organization
----------                                                   ---------------
Newbridge Networks Inc.                                        Delaware
Newbridge Networks Limited                                     England and Wales
Newbridge Networks (Asia) Limited                              Hong Kong
Advanced Computer Communications                               California
Transistemas S.A.                                              Argentina
Newbridge Networks Telecomunicacoes Ltda.                      Brazil
Newbridge Networks de Mexico, S.A. de C.V.                     Mexico
Newbridge Networks S.A.                                        France
Ouest Standard Telematique, S.A.                               France
Newbridge Networks (Middle East) WLL                           Bahrain
Newbridge Networks Japan KK                                    Japan
Newbridge Networks Australia (Pty.) Limited                    Australia
Newbridge Networks Korea Ltd.                                  Korea
Newbridge Networks Venezuela, S.A.                             Venezuela
Newbridge Networks GmbH                                        Germany
Newbridge Networks Ireland Ltd.                                Ireland
Newbridge Networks (Pty) Ltd                                   South Africa
Newbridge Networks International Corporation                   Barbados
Newbridge (Barbados) Corporation                               Barbados
Newbridge Networks S.p.A.                                      Italy
Newbridge Networks GmbH (Austria)                              Austria
Coasin Chile S.A.                                              Chile
Acacia Limited                                                 Barbados
Newbridge Networks (APL) L. BHD                                Malaysia
Danring A/S                                                    Denmark

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